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                                                                    EXHIBIT 4(b)

                               GUARANTY OF PAYMENT

         This GUARANTY OF PAYMENT, dated as of July 7, 2004 (as the same may from time to time be amended, restated or otherwise modified or supplemented, this "Guaranty"), made by BOB EVANS FARMS, INC., a Delaware corporation (the "Parent"), Mimi's Cafe, LLC, a Delaware limited liability company (the "Acquisition Subsidiary" and together with the Parent individually each a "Guarantor" and collectively, the "Guarantors"), in favor of NATIONAL CITY BANK (the "Lender"):

                                    RECITALS:

         A. Except as otherwise defined herein, terms used herein and defined in the Loan Agreement (as defined below) shall be used herein as therein defined.

         B. This Guaranty is made pursuant to the Loan Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Loan Agreement"), between BEF HOLDING CO., INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower") and the Lender.

         C. The Parent owns directly or indirectly all of the issued and outstanding capital stock of the Borrower and all of the membership interests of the Acquisition Subsidiary.

         D. Concurrently herewith the Acquisition Subsidiary is acquiring all of the issued and outstanding capital stock of SWH in accordance with terms and conditions of the SWH Purchase Agreement and the other SWH Acquisition Documents.

         E. The Borrower has requested that the Lender make the Loan to the Borrower in accordance with the terms and conditions of the Loan Agreement, the proceeds of which will be used by the Borrower to assist the Acquisition Subsidiary in consummating the Acquisition.

         F. Each Guarantor deems it to be in its direct pecuniary interest for the Borrower to obtain the Loan in accordance with the terms of the Loan Agreement.

         G. It is a condition to the making of the Loan under the Loan Agreement that each Guarantor shall have executed and delivered this Guaranty.

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

         Section 1. Guaranty by the Guarantors.

                  (a) Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees to the Lender the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other action, occurrence or circumstance whatsoever. If an Event of Default shall occur and be continuing under the Loan Agreement, each Guarantor will, within two Business Days following its receipt of written notice from the Lender demanding payment hereunder, pay to the Lender, in immediately available funds, such amount of the Obligations as the Lender shall specify in such notice.

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                  (b)      In addition to the foregoing, each Guarantor also,
jointly and severally, irrevocably and unconditionally guarantees that each of the terms, conditions, covenants and agreements of the Borrower under the Loan Agreement, and of the Borrower and each other Guarantor under the other Loan Documents, will be duly and punctually performed and observed strictly in accordance with the terms thereof and that if for any reason whatsoever the Borrower or the other Guarantors shall fail to do so, such Guarantor shall duly and punctually perform and observe, or cause the Borrower or such other Guarantor, as applicable, to duly and punctually perform and observe, the same. Such guaranty is an absolute, unconditional, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to enforce performance by the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other act, occurrence or circumstance whatsoever.

                  (c) In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees to the Lender the payment of any and all Obligations, whether or not due or payable by the obligor thereon, upon the occurrence in respect of the Borrower or other applicable obligor of any bankruptcy or insolvency proceeding or case under the Bankruptcy Code, and unconditionally and irrevocably, jointly and severally, promises to pay such Obligations to the Lender on demand, in such currency and otherwise in such manner as is provided in the Loan Documents.

                  (d) As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Lender, that, should any amounts constituting Obligations not be recoverable from the Borrower or any other Obligor for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Lender or any other Person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Lender, will make payment to the Lender of all such Obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents.

                  (e) Each Guarantor understands, agrees and confirms that the Lender may enforce this Guaranty up to the full amount of the Obligations against any Guarantor without proceeding against any other Guarantor, the Borrower or any other Person, or against any security or other collateral.

         Section 2. Guarantors' Obligations Absolute, etc. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim such Guarantor may have against the Borrower or any other Person, including, without limitation, the Lender or any other Guarantor, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Obligations, including, without limitation:

                  (a) any increase in the amount of the Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Loan, and any increase in any interest rate, fee or other amount applicable to any portion of the Obligations or otherwise payable under any Loan Document;

                  (b) any direction as to the application of any payment by the Borrower or by any other Person;

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                  (c)      any incurrence of additional Obligations at any time
or under any circumstances, including, without limitation, (i) during the continuance of a Default or Event of Default, (ii) at any time when all conditions to such incurrence have not been satisfied, or (iii) in excess of any borrowing base, sublimit or other limitations contained in the Loan Agreement or any of the other Loan Documents;

                  (d) any renewal or extension of the time for payment or maturity of any of the Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, the Loan Agreement, any other Loan Document, or any other instrument or agreement applicable to the Borrower or any other Person, or any part thereof, or any assignment, transfer or other disposition of any thereof;

                  (e) any failure of the Loan Agreement, any other Loan Document, or any other instrument or agreement applicable to the Borrower or any other party thereto, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Loan Document;

                  (f) any failure on the part of the Borrower or any other Person to perform or comply with any term or provision of the Loan Agreement, any other Loan Document, or any such other instrument or agreement;

                  (g) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshall assets, or any election of remedies) under or in respect of (i) the Loan Agreement, any other Loan Document, or any such other instrument or agreement, or (ii) any obligation or liability of the Borrower or any other Obligor;

                  (h) any exercise or non-exercise of any right, power or remedy under or in respect of the Loan Agreement, any other Loan Document, or any such other instrument or agreement, or any such obligation or liability, including, without limitation, (i) any failure of the Lender to give notice of any Default or Event of Default under any Loan Document, or to advance funds for the protection or preservation of, or provision of insurance for, or payment of taxes on, any property that is collateral security for any of the Obligations, and (ii) any act or failure to act on the part of the Lender, in any manner referred to in this Guaranty, or otherwise, that may deprive such Guarantor of its right to (A) subrogation against the Borrower to recover full reimbursement or indemnity for any payments made pursuant to this Guaranty, or (B) contribution from any other Guarantor for any such payments made by it, or that otherwise may adversely affect the amount recoverable upon the exercise of any such right of subrogation or contribution;

                  (i) any application of any amounts by whomsoever paid or howsoever realized to the Obligations or any other liabilities owed to the Lender, regardless of the order or priority of any such application, and regardless of what liabilities of the Borrower or any other Obligor remain unpaid;

                  (j) any settlement or compromise of any of the Obligations, any security therefor or guaranty thereof;

                  (k) any payment made to the Lender on the Obligations that the Lender repays, returns or otherwise restores to the Borrower or any other applicable Obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;

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                  (l)      any subordination of any of the claims of the Lender
to any claims of any creditors of the Borrower or any other Person, or any subordination of any liens or security interests in favor of the Lender to any liens or security interests of any other Person;

                  (m) any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Obligations, or any other liabilities or obligations (including any of those hereunder), or any portion of any thereof;

                  (n) the existence of any right of setoff, offset or banker's lien, or any failure to exercise rights in respect thereof, or any release thereof;

                  (o) any furnishing of any new or additional security or any new or additional guaranty to or for the benefit of the Lender, or any acceptance thereof, including, without limitation, any addition of any Guarantor to this Guaranty;

                  (p) any release of any security or any guaranty by or at the direction of the Lender, or any release or discharge of, or limitation of recourse against, any Person furnishing any security or guaranty, including, without limitation, any release or discharge of any Guarantor from this Guaranty;

                  (q) any limitation on any Person's liability or obligation under the Loan Agreement, any other Loan Document, or any such other instrument or agreement, or any such obligation or liability, or any termination, cancellation, avoidance, commercial or other frustration, impracticability, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Loan Agreement, any other Loan Document, or any such other instrument or agreement or any such obligation or liability or any term or provision of any thereof;

                  (r) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to the Borrower or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of the Borrower, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;

                  (s) any disallowance or limitation of any claim of the Lender or any other Person, in any such proceeding;

                  (t) any change in the ownership of all or any part of the capital stock of, or other equity interests in, the Borrower, the Parent or any of its Subsidiaries or Affiliates, or any other Person, or any merger or consolidation involving the Borrower, the Parent or any of its Subsidiaries or Affiliates, or any other Person, or any purchase, acquisition, sale, lease or disposition by the Borrower, the Parent or any of its Subsidiaries or Affiliates, or any other Person, of any assets or properties;

                  (u) any breach by the Borrower or any other Obligor of any of their representations or warranties contained in any of the Loan Documents or any other certificate or document executed and delivered in connection therewith;

                  (v) any inability of the Borrower to create or incur any Indebtedness, or the existence of any contractual or other restriction upon the ability of the Borrower to issue and sell shares of its

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capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur
Indebtedness, or to otherwise conduct its business affairs;

                  (w) any assignment, transfer or other disposition, in whole or in part, by the Borrower or any other Person of its interest in any of the property, rights or interests constituting security for all or any portion of the Obligations or any other Indebtedness, liabilities or obligations;

                  (x) any failure of any of the Loan Documents, or any other agreement or instrument securing all or any portion of the Obligations, to effectively subject any property, rights or interests to any liens or security interests purported to be granted or created thereby, or any failure of any such liens or security interests to be or become perfected or to establish or maintain the priority over other liens and security interests contemplated thereby;

                  (y) any condemnation or taking of, or any encumbrance on or interference with any use of, or any damage to, or any destruction of, any such property, or any part thereof or interest therein;

                  (z) any lack of notice to, or knowledge by, any Guarantor of any of the matters referred to above; and/or

                  (aa) to the fullest extent permitted under applicable law now or hereafter in effect, any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, that could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.

         Section 3. Waivers. Each Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Guaranty are concerned, (a) notice of any of the matters referred to in Section 2, (b) all notices required by statute, rule of law or otherwise to preserve any rights against such Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Obligation, notice of acceptance of this Guaranty, notice of the incurrence of any Obligation, notice of any failure on the part of the Borrower, any of its Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of the Loan Agreement, any other Loan Document or any other agreement or instrument to which the Borrower or any other Person is a party, or notice of the commencement of any proceeding against any other Person or any of its property or assets, (c) any right to the enforcement, assertion or exercise against the Borrower or against any other Person or any collateral of any right, power or remedy under or in respect of the Loan Agreement, the other Loan Documents or any other agreement or instrument, and (d) any requirement that such Guarantor be joined as a party to any proceedings against the Borrower or any other Person for the enforcement of any term or provision of the Loan Agreement, the other Loan Documents, this Guaranty or any other agreement or instrument.

         Section 4. Subrogation Rights. Until such time as the Obligations have been paid in full in cash and otherwise fully performed, each Guarantor hereby irrevocably waives all rights of subrogation that it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lender against the Borrower, any other Guarantor or any other guarantor of or surety for the Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantor that it may at any time otherwise have as a result of this Guaranty.

         Section 5. Separate Actions. A separate action or actions may be brought and prosecuted against any Guarantor, whether or not action is brought against any other Guarantor, any other guarantor

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or the Borrower, and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.

         Section 6. Guarantors Familiar with Borrower's Affairs, etc. Each Guarantor confirms that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guaranty, and that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Agreement, the other Loan Documents and this Guaranty and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Borrower and its other Subsidiaries and Affiliates and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Lender or any other Person acting on behalf of the Lender as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and its other Subsidiaries and Affiliates and any circumstances affecting (a) the Borrower's or any other Subsidiary's or Affiliate's ability to perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party, or (b) any collateral securing, or any other guaranty for, all or any part of the Borrower's or such other Subsidiary's or Affiliate's payment and performance obligations thereunder; and each Guarantor further agrees that the Lender shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Guaranty.

         Section 7. Covenant Under Loan Agreement, etc. Each Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with its terms, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default is caused by the actions or inactions of such Guarantor or any of its Subsidiaries.

         Section 8. Representations and Warranties. Each Guarantor represents and warrants to the Lender that:

                  (a) it is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or full force and effect, as applicable, under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;

                  (b) it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                  (c) it has duly executed and delivered each Loan Document to which it is a party and each Loan Document to which it is a party constitutes the legal, valid and binding agreement or obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

                  (d) neither the execution, delivery and performance by such Guarantor of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any material provision of any law, statute, rule, regulation, order, writ, injunction or decree of any

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governmental authority applicable to such Guarantor or its material properties and assets, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Lien created pursuant to the Loan Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of its Organizational Documents;

                  (e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which such Guarantor is a party;

                  (f) there are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened with respect to such Guarantor that question the validity or enforceability of any of the Loan Documents to which such Guarantor is a party, or of any action to be taken by such Guarantor pursuant to any of the Loan Documents to which it is a party; and

                  (g) as of the date such Guarantor has become a party to this Guaranty, (i) such Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Lender under this Guaranty and the other Loan Documents to which such Guarantor is a party; (ii) such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) such Guarantor is not entering into the Loan Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

         Section 9. Continuing Guaranty; Remedies Cumulative, etc. This Guaranty is a continuing guaranty, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guaranty shall remain in full force and effect until terminated in accordance with its terms. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies that the Lender would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand. It is not necessary for the Lender to, and the Lender does not undertake any obligation or duty to, inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         Section 10. Enforcement Expenses. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 8.04 of the Loan Agreement, all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Lender).

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         Section 11. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns.

         Section 12. Entire Agreement. This Guaranty and the other Loan Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

         Section 13. Headings Descriptive. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

         Section 14. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 15. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender and each of its affiliates are hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to the fullest extent permitted under applicable law now or hereafter in effect, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender or any of its affiliates to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to the Lender under this Guaranty, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. The Lender agrees to promptly notify the relevant Guarantor after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

         Section 16. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, sent by telecopier or delivered, (a) if to any Guarantor, at the address specified for it on the signature pages to this Guaranty or (b) if to the Lender, to it at its address specified in the Loan Agreement; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, sent via telecopier, sent by overnight courier or delivered, and shall be effective when received.

         Section 17. Reinstatement. If claim is ever made upon the Lender for recission, repayment, recovery or restoration of any amount or amounts received by the Lender in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, (ii) each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this

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Guaranty shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

         Section 18. Governing Law; Venue; Waiver of Jury Trial.

                  (a) This Guaranty and the rights and obligations of the Lender and each Guarantor shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles. Any legal action or proceeding with respect to this Guaranty may be brought in the Courts of the State of Ohio, or of the United States of America for the Northern District of Ohio, Eastern Division, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, to such Guarantor at its address provided herein, such service to become effective 30 days after such mailing, or such earlier time as may be provided by applicable law. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Document or Loan Document brought in the courts referred to in subpart (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) EACH GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 19. Contribution Among Guarantors. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among the same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the Obligations (and such Guarantor's obligations in respect thereof).

         Section 20. Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor and the Lender that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor's obligations hereunder to be so invalidated.

         Section 21. Payments Free and Clear of Setoffs, Counterclaims and Taxes, etc. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and, except as provided for in this Section, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of

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

whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of the Lender pursuant to the laws of the jurisdiction under which the Lender is organized or the jurisdiction in which the principal office the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the applicable Guarantor agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Guarantor agrees to reimburse the Lender, upon the written request of the Lender for taxes imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which the Lender is organized or in which the principal office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office of the Lender is located and for any withholding of income or similar taxes imposed by the United States of America as the Lender shall determine are payable by, or withheld from, the Lender in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding sentence, which request shall be accompanied by a statement from the Lender setting forth, in reasonable detail, the computations used in determining such amounts. The applicable Guarantor will furnish to the Lender within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof is due pursuant to applicable law, certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Lender. Each applicable Guarantor will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Lender.

         Section 22. Termination. After the termination of the Loan Agreement and repayment in full of all of the Obligations (other than unasserted indemnity obligations), this Guaranty will terminate and the Lender, at the request and expense of the Borrower and/or any of the Guarantors, will execute and deliver to the Guarantors an instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

         Section 23. General Limitation on Claims by Guarantors. No claim may be made by any Guarantor against the Lender, or its affiliates, directors, officers, employees, attorneys or agents, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and each Guarantor hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 24. No Fiduciary Obligations. The relationship between any Guarantor and its Affiliates, on the one hand, and the Lender, on the other hand, is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         Section 25. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts including, by way of facsimile transmission or

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

other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

         Section 26. Additional Guarantors. Additional Guarantors may become a party to this Guaranty by execution of a Guaranty Supplement in form and substance acceptable to the Lender.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

         Address: Bob Evans Farms, Inc.    BOB EVANS FARMS, INC.
                  3776 South High Street
                  Columbus, OH 43207       By:  /s/ Tod Spornhauer
                                                --------------------------------
                                           Name: Tod Spornhauer
                                           Title: Sr. VP of Finance & Controller

         Address: Bob Evans Farms, Inc.    MIMI'S CAFE, LLC
                  3776 South High Street
                  Columbus, OH 43207

                                         By:  /s/ Tod Spornhauer
                                              ----------------------------------
                                         Name: Tod Spornhauer
                                         Title: Manager, Asst. Secretary, Asst.
                                                 Treasurer

Accepted by the undersigned:

NATIONAL CITY BANK

By: /s/ George M. Gevas
    ---------------------------
Name: George M. Gevas
Title: Senior Vice President

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